                                                                    EXHIBIT 10.3



                        INTERACTIVE LEARNING GROUP, INC.

                           SUBSCRIPTION AGREEMENT AND
                                INVESTMENT LETTER

                            PURCHASE OF COMMON STOCK
                                       AND
                          COMMON STOCK PURCHASE WARRANT


Interactive Learning Group
5001 West 80th Street
Suite #310
Bloomington, MN 55437

     The undersigned (the "Subscriber") hereby subscribes for and offers to purchase from Interactive Learning Group, Inc., a Minnesota corporation (the "Company"), for an aggregate purchase price of Three Million Dollars ($3,000,000) (the "Purchase Price"): (A) one million (1,000,000) shares (the "Shares") of Company common stock, $.01 par value (the "Common Stock") and (B) a seven (7) year warrant (the "Warrant"), in the form attached hereto as EXHIBIT A, to acquire an aggregate of Five Hundred Thousand (500,000) shares of Common Stock at a warrant exercise price of Three Dollars and Fifty Cents ($3.50) per share (the Warrant, together with the Shares, are referred to herein as the "Securities"), in each case upon the terms and subject to the following conditions:

     1. Payment. Subscriber submits and delivers herewith a check for the Purchase Price, made payable to "Interactive Learning Group, Inc." representing the aggregate purchase price for the Securities. In exchange therefor, the Company delivers to Subscriber a stock certificate, dated as of the date hereof, representing the Shares purchased by the Subscriber and registered in the name of Lakes Gaming, Inc., and a fully executed Warrant, in the form of EXHIBIT A.

     2. Representations of Subscriber. To induce the Company to accept this offer, Subscriber represents and warrants as follows:

     (a) Subscriber agrees that Subscriber may not sell or otherwise transfer all or any interest in the Securities except as expressly provided in this Subscription Agreement and Investment Letter (the "Agreement").

     (b) Subscriber understands that the Company must comply with the securities laws of the jurisdiction in which the Subscriber is domiciled. Subscriber therefore represents and warrants to the Company as follows:

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          (i)   Subscriber is a business organization organized and validly existing under the laws of, and with its principal office located in, the State of Minnesota. Subscriber represents and warrants that it was not organized, either directly or indirectly, for the specific purpose of acquiring the Securities and that it has acquired such securities for its own account and not for the personal accounts of its shareholders.

          (ii) Subscriber realizes that purchase of the Securities is a speculative investment involving a high degree of risk, including but not limited the risk of economic losses from operations of the Company, and that the economic benefits, if any, which may be derived from the purchase of the Securities are uncertain. In determining whether or not to make an investment in the Company, Subscriber has relied solely upon independent investigations made by Subscriber or its representatives.

          (iii) Subscriber has had full opportunity to conduct, and has conducted, a complete and thorough due diligence investigation of the Company, and such opportunity has been made available to the Subscriber's professional representative(s), to ask questions of and receive answers from representatives of the Company concerning the Company and its financial condition and prospects, as well as to obtain additional information necessary to verify the accuracy of the written materials provided to Subscriber and its representatives by the Company.

          (iv) Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, in reliance on exemptions from registration which depend, in part on the Subscriber's investment intention; and, accordingly, the truth and accuracy of the foregoing representations will be relied upon by the Company to establish such exemptions. Subscriber acknowledges that the Company is not required to recognize any transfer of the Securities unless, in the opinion of counsel to the Company, such transfer would not result in a violation of any federal or state law regarding the offer and sale of securities and has the capacity to protect its own interests.

          (v) Subscriber agrees to the placing on the certificates representing the Shares of legends, in substantially the following form, referring to the restrictions set forth in the preceding paragraph:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO SALE OR ASSIGNMENT OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH PROPOSED DISPOSITION OR TRANSFER LAWFULLY MAY BE MADE WITHOUT REGISTRATION OF SUCH SHARES PURSUANT TO APPLICABLE SECURITIES LAWS, OR SUCH REGISTRATION.


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



          (vi) Subscriber is aware that there are restrictions on the transferability of the Securities, that there is no market for the Securities, and that it is possible that such a market will never develop. Accordingly, it is unlikely that the Subscriber will be able to liquidate an investment in the Company in case of an emergency or for any other reason.

          (vii) Subscriber's commitment to investments that are not readily marketable is not disproportionate to its net worth, and an investment in the Securities will not cause such commitment to become excessive. Subscriber has adequate means of providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Securities, and can withstand a complete loss of its investment. Subscriber has, either alone or with a purchaser representative, such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities.

          (viii) Subscriber qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act of 1993.

     3. Representations of the Company. Except as set forth in the DISCLOSURE SCHEDULE, which is attached hereto and made a part hereof, the Company represents and warrants to Subscriber as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Shares, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") and to otherwise perform its obligations under this Agreement.

     (b) Status of the Shares and the Warrant Shares. The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and restrictions, and the Warrant Shares have been reserved for issuance upon exercise of the Warrant, and when issued and paid for pursuant to the terms of the Warrant will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free and clear of all pledges, liens, encumbrances and restrictions. The certificates representing the Shares to be delivered by the Company hereunder, and the certificates representing the Warrant Shares will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

     (c) Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company, and is the valid and binding agreement upon the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations

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



on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to the authorization, creation, issuance and delivery of the Securities and the Warrant Shares has been taken by the Company.

     (d) Brokers. Except as set forth in the DISCLOSURE SCHEDULE, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any interest, right or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold subscriber harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement, except those commissions, fees or other compensation as otherwise set forth in the DISCLOSURE SCHEDULE.

     (e) Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding which would have a material adverse impact on the Company. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

     (f) Governing Instruments. The copies of the Articles of Incorporation and By-Laws of the Company which have been delivered to legal counsel for Subscriber prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and By-Laws of the Company in effect as of the date of this Agreement.

     (g) Subsidiaries, Etc. The Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, limited liability company or partnership, association or other business enterprise.

     (h) Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

     (i) Financial Statements. Attached to this Agreement as EXHIBIT B is the audited balance sheet for the Company dated as of September 30, 1998, and the unaudited internal balance sheet as of March 31, 1999, together with the related statements of profit and loss for the fiscal years or periods then ended. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheets dates and the results of its operations for the periods therein specified, and (iii) have been applied on a basis consistent with prior accounting periods and have been prepared substantially in accordance


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with generally accepted accounting principles except, with respect to the unaudited financial statements, those normal adjustments, omissions of footnotes and the like. Without limiting the generality of the foregoing, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at their respective dates, which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets and include appropriate reserves for all taxes and other material liabilities accrued as of such dates but not yet payable.

     (j) Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. The Company does not, to the best of its knowledge, have any tax liabilities except those reflected on EXHIBIT B or those which were incurred in the ordinary course of business and are not delinquent.

     (k) Changes, Dividends, Etc. Except for the transactions contemplated by this Agreement and otherwise set forth on the DISCLOSURE SCHEDULE, since March 31, 1999 (the "Balance Sheet Date") the Company has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability other than current liabilities for trade or business obligations or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (vii) entered into any transaction other than in the ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto; (x) made any acquisition or disposition of any material assets; other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its directors, officers or employees, or made any bonus payment or similar arrangement with any of its directors, officers or employees or increased the scope or nature of any fringe benefits provided for its directors, officers or employees; or (xii) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial



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


condition, operations, results of operations or business of the Company since the Balance Sheet Date.

     (l) Title to Properties and Encumbrances. The Company does not have an ownership interest in any parcels of real property. The Company has good and marketable title to all of its properties and assets, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described on EXHIBIT B, (b) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings, or (c) those which do not materially affect the value of or interfere with the use made of such properties and assets.

     (m) Conditions of Properties. The plant, offices and equipment of the Company have been kept in good condition and repair in the ordinary course of business.

     (n) Compliance With Applicable Laws and Other Instruments. To the best of its knowledge, the business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or By-Laws of the Company. The Company is not in violation of its Articles of Incorporation or By-Laws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement.

     (o) Securities Laws. Based in part upon the representations of the Subscriber in Section 2, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Securities or the Warrant Shares, other than the qualification thereof, if required, under applicable state securities laws. The Company will use its best effort to effect such qualification as a condition of these sales. The Company has not, directly or through an agent, offered the Securities for sale to, or solicited any offers to acquire such Securities from, persons other than Subscriber and other accredited investors. Under the circumstances contemplated by this Agreement and assuming the accuracy of the representations of the Subscriber in Section 2, the offer, issuance, sale and delivery of the Securities and the Warrant Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the federal Securities Act of 1933, as amended (the "Securities Act").



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

     (p) Patents and Other Intangible Rights. The Company (a) owns or has the exclusive right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted, without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary for the development, operation and sale of the products and services sold or proposed to be sold by it, free and clear of any rights, liens, or claims of others, and (d) is not, to the best of its knowledge, using any confidential information or trade secrets of others.

     (q) Capital Stock. At the date hereof the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 2,041,260 shares are issued and outstanding, which such shares are owned by the persons and in the amounts indicated on the DISCLOSURE SCHEDULE. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on the DISCLOSURE SCHEDULE, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than as contemplated by this Agreement under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Securities or the Warrant Shares constitute, or will constitute, an event under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. Except as contemplated by this Agreement, no holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company; provided, however, that nothing in this Section shall affect, alter or diminish any right granted to Subscriber in this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

     (r) Outstanding Debt. The Company has no indebtedness incurred as a result of direct borrowing of money (excluding any indebtedness incurred with respect to trade accounts), except as otherwise set forth in the financial statements or the notes thereto provided to the Subscriber or set forth in the DISCLOSURE SCHEDULE. The Company is not in default in the payment of the principle of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such


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


indebtedness which, with the lapse of time or the giving of notice or both, would constitute an event of default thereunder.

     (s) Schedule of Assets and Contracts. Attached hereto as Schedule 3(s) is a Schedule of Assets and Contracts containing:

          (i) ANNEX A: a listing of each material written or oral contract or agreement between the Company and any shareholder of the Company;

          (ii) ANNEX B: a listing of each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property;

          (iii) ANNEX C: a listing of each lease of personal property involving payments remaining to or from the Company in excess of $25,000 during a twelve-month period;

          (iv) ANNEX D: a listing of each written or oral contract, agreement, subcontract, purchase order, commitment or arrangement involving payments remaining to or from the Company in excess of $25,000 during a twelve-month period and each other agreement material to the Company's business to which the Company is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

          (v) ANNEX E: a listing of any collective bargaining agreements, employment agreements, consulting agreements, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans, employee benefit stock option plans or stock purchase plans and other employee benefit plans, entered into or adopted by the Company;

          (vi) ANNEX F: a listing of all bank accounts (or accounts with other financial institutions) maintained by the Company, together with the persons authorized to make withdrawals from such accounts; and

          (vii) ANNEX G: a listing of the name of each employee of the Company and the gross salary currently payable to each such employee;

          (viii) ANNEX H: a listing of all accounts receivable of the Company that are or were outstanding on the Balance Sheet Date, and the aging of each such account receivable;

          (ix) ANNEX I: a listing of all accounts payable of the Company that are or were outstanding on the Balance Sheet Date;

          (x)    ANNEX J: a listing of all insurance policies in force;


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          (xi)  ANNEX K: a listing of all patents, royalty and license agreements, trademarks, trade names, service marks and copyrights relating to products of the Company (including applications therefor); and

          (xii) ANNEX L: a listing of all material licenses, permits, authorizations, approvals, franchises and rights granted to the Company by any governmental or other regulatory authority.

     The Company has provided the Subscriber and its legal counsel with a true and complete copy of each document referred to on such annexes. The Company has performed in all material respects all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound. All instruments referred to in the annexes described in this Section are in effect and enforceable according to their respective terms, and there is not under any of such instruments any existing default or event of default or, to the best knowledge of the Company, an event which, with notice or lapse of time or both, would constitute an event of default thereunder on the part of the Company or on the part of any other party thereto. All parties having contractual arrangements with the Company are in compliance therewith and none are in default thereunder. All plans or arrangements listed on ANNEX E are fully funded to the extent that such funding is required by generally accepted accounting principles.

     (t) Insurance Coverage. There are in full force and effect policies of insurance issued by insurers of recognized responsibility which are insuring the Company and its properties against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of its business and the Company's resources.

     (u) Conflicts of Interest. Except as set forth in the DISCLOSURE SCHEDULE, no officer, director or shareholder of the Company or any affiliate (as the term "affiliate" is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee. For the purpose of this Section, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

     (v) Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which are (a) necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company would have an adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.




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

     (w) Registration Rights. Except as set forth under this Agreement or in the DISCLOSURE SCHEDULE, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

     (x) Retirement Plans. The Company does not have any retirement plan in which any employees of the Company participates that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto ("ERISA").

     (y) Minute Books. A true and correct copy of all minute books and stock record books of the Company has been delivered to the Subscriber.

     (z) Disclosure. The Company has not withheld from Subscriber any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to Subscriber pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

     4. Right of First Refusal to Purchase Additional Securities. If the Company should decide to issue or offer to sell for cash additional shares of any capital stock of the Company or other securities (except for options, warrants or other securities convertible into or exercisable for Common Stock on a converted basis and which are outstanding prior to the date of this Agreement), then the Company shall first offer to sell to Subscriber, upon the same terms and conditions as the Company is proposing to issue or offer to sell such shares of capital stock or securities to others and for a reasonable period of time, such number of additional securities as would result in Subscriber and its affiliates maintaining their then current ownership percentage of the Common Stock of the Company, it being understood that all outstanding shares of any capital stock and any other outstanding securities convertible into or exercisable for Common Stock on a converted basis issued or granted by the Company on or before the date of this Agreement shall be included for all purposes in such calculation.

     5. Affirmative Covenants of the Company. The Company covenants and agrees that:

     (a) Corporate Existence. The Company will maintain its corporate existence in good standing and comply in material respects with all applicable laws and regulations of the United States or of any state or states thereof or any political subdivision thereof where failure to so comply would have a material adverse impact on the company or its business or operations.

     (b) Books of Account and Records. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will deliver to the Subscriber as soon as practicable the following: (i) after the close of each fiscal quarter,

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unaudited consolidated balance sheets of the Company as of the end of such fiscal quarter, together with the related statements of operations for such quarter; and (ii) after the end of each fiscal year, an audited balance sheet of the Company as of the end of such fiscal year, together with related statements of operations, stockholders' equity and cash flow for such fiscal year.

     (c) Payment of Taxes. The Company will pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon its income or upon any of its properties, as well as all material claims of any kind which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall set aside on its books reserves deemed adequate by it with respect thereto; and (ii) maintain and keep or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith will be properly and advantageously conducted at all times.

     (d) Insurance. The Company will obtain and maintain in force such property damage, public liability, workers compensation, indemnity bonds and other types of insurance as the Company executive officers, after consultation with its insurance broker, shall determined to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. All insurance company maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors, and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may affect workers' compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self insurance which is in accord with applicable laws.

     (e) Inspection. The Company will permit the Subscriber and any of their representatives designated by them, to visit and inspect, at the Subscriber's expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers and accountants, all to such reasonable extent and at such reasonable times and intervals as the Subscriber may reasonably describe and request in advance. Subscriber shall maintain, and shall require its representatives to maintain, all information obtained from the Company on a confidential basis.

     (f) Preparation and Approval of Budgets. Commencing with its fiscal year ending September 30, 1999, at least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its board of directors, for its review and approval, an annual plan/budget for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the board of directors may reasonably request. The Company will, simultaneously with the submission thereof to the board of directors, deliver a copy of such annual plan/budget to the Subscriber. All such annual plans/budgets prepared and delivered in accordance with this Section 5(f) shall be subject to Section 19 of this Agreement.

     (g) Payment of Indebtedness and Discharge of Obligations. The Company will make timely payment of all amounts due under, and will observe, perform and discharge all of the covenants, conditions and obligations which are imposed on it by, any and all indentures and other agreements securing or evidencing all indebtedness resulting from bank or other borrowings or pursuant to which such indebtedness is issued.

     (h) Representation on Board of Directors; Directors' and Shareholders' Meetings. Subscriber shall have the right to appoint one director to the Company's Board of Directors (the "Board"). In the event the Board increases the number of directors on the Board to 11 or more, the Subscriber shall have the right to appoint one (1) additional member to the Board. In the event of the death, resignation or removal of any director designated by Subscriber, Subscriber shall be entitled to designate such director's successor. The Company agrees that in submitting to the Company's shareholders or board of directors the names and nominees for election as directors or in filling interim vacancies, it will use its best efforts to cause any person designated by Subscriber to be elected as a director. The Company further agrees to call regular meetings of its board of directors and during each year to hold an annual meeting of shareholders within a reasonable time after the end of each of its fiscal years. The Company also agrees to reimburse the directors for the reasonable out-of-pocket travel expenses incurred by the directors in connection with attending meetings of the board of directors and meetings of shareholders, and shall maintain a provision in its by-laws providing for the indemnification of its directors to the full extent permitted by the law of the state of its incorporation.

     (i) Application of Proceeds. Unless otherwise approved by Subscriber, the net proceeds received by the Company from the sale of the Securities will be used by the Company for the following purposes: (i) procuring and maintaining intellectual property licenses and royalties thereunder; (ii) developing, refining, manufacturing, distributing, selling and marketing its products; (iii) payment of broker fees as set forth in Schedule 3(d), legal and accounting fees; and (iv) general working capital purposes.

     Pending use of the net proceeds in the business, they shall be deposited in a bank or banks having deposits of $150,000,000 or more or a bank or banks otherwise approved by the Subscriber, invested in certificates of deposit or repurchase agreements of a bank or banks having deposits of $150,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

     (j) Patents and Other Intangible Rights. The Company will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trade names and copyrights which the board of directors determines are desirable or necessary for the conduct and protection of the business of the Company.

     (k) Subsidiaries. If the Company establishes or maintains any subsidiary corporations, it shall cause each such subsidiary corporation to comply with the covenants set forth in this Section 5.

     (l) Gaming. The Company will not knowingly engage in any activity which could in any way affect the compliance by Subscriber with the requirements of any gaming authority, unless consented to in advance by Subscriber, which consent may be withheld by Subscriber in its sole discretion.

     (m) Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon exercise of the Warrant will, upon issuance in accordance with the terms of the Warrant, be fully paid and nonassessable and free from all taxes, liens and charges (except for liens or changes created or incurred by the holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of its shares of Common Stock for the purpose of issue upon the exercise of such Warrant.

     6. Negative Covenants of the Company. The Company covenants and agrees that:

     (a) Registration. Except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights to any such persons, unless such agreement specifically provides that (i) unless in the opinion of the managing underwriter or underwriters, if any, of any registration in which Shares or Warrant Shares are included, the public offering or sale of such other securities would not interfere with the successful public offering and sale of such Shares and Warrant Shares, such other securities will not be included in a registration statement in which such Shares and Warrant Shares are so included, (ii) such subsequent purchasers shall not be granted registration rights more favorable than those granted to Subscriber, and (iii) such securities may not be publicly offered or sold for a period of at least one hundred eight (180) days after the closing of any public offering of Shares or Warrant Shares.

     (b) Other Restrictions. The Company will not, nor will it permit any subsidiary to, without the prior written consent of the Subscriber: (i) take any action that constitutes or results in amendment or waiver of any provision of the Company's Articles of Incorporation, or Bylaws; or (ii) take any action that results in the redemption of any share(s) of Common Stock.

     7. Termination of Covenants. Notwithstanding any provisions in this Agreement to the contrary, the obligations of the Company under Sections 5, 6, 9 and 19 shall terminate and shall be of no further force or effect on the date in which the Company completes an initial public offering of any class or classes of its securities.

     8. Registration Rights. The Subscriber shall have the right to have any Shares or Warrant Shares acquired by Subscriber upon exercise of the Warrant registered by the Company in accordance with the terms and conditions set forth in EXHIBIT C of this Agreement.

     9. Event of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

     (a) if the Company shall default in any material respect in the due and punctual performance of any covenant or agreement in any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to indebtedness of the Company, such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived, and such creditor shall have accelerated the maturity of such indebtedness or otherwise shall have initiated action to collect such indebtedness and such default can reasonably be anticipated to have a material adverse effect on the assets, business or properties of the Company;

     (b) (X) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement; or (Y) if (except as otherwise contemplated by Section 19) any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Company or any officer of the Company hereafter furnished or delivered under or pursuant to this Agreement shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered;

     (c) if the Company defaults in the due and punctual performance or observance of any covenant contained in this Agreement in a material respect, and such default continues for a period of 45 days after written notice thereof to the Company by any Subscriber; provided, however that an Event of Default shall not be deemed to have occurred if, at the end of such 45-day period, the Company is diligently attempting to cure such default and the existence of such default could not reasonably be anticipated to have a material adverse affect on the business or financial condition of the Company; or

     (d) if the Subscriber's designees to the Company's board of directors shall fail to be elected to the board of directors in the manner and under the terms and conditions set forth in this Agreement.

     10. Remedy Upon Events of Default. Upon the occurrence of an Event of Default, Subscriber shall be entitled to designate and elect that number of directors that is the lowest number that constitutes a majority of the Board. Such right may be exercised until, and any director or directors shall serve for a term expiring on the date, the Event of Default has been cured or waived. When such Event of Default shall have been cured or waived, the holders of Shares shall be divested of such right to elect the majority of the members of the Board of and any additional directors elected by the holders of shall be automatically removed from the Board without further action by the directors or shareholders, subject always to the same provisions in the vesting of such right in Subscriber in the case of any future Event of Default hereunder.


     11. Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company shall give written notice within five business days of such Event of Default to Subscriber.

     12. Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided below, Subscriber may proceed to protect and enforce its rights under this Section 12 by suit in equity or action at law. It is agreed that in the event Subscriber prevails in such action, it shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

     13. Remedies Cumulative. No right, power or remedy conferred upon Subscriber shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

     14. Remedies Not Waived. No course of dealing between the Company and the Subscriber and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

     15. Successors. Subscriber's rights and obligations hereunder shall inure to the benefit of, and be binding upon and enforceable its successors. Notwithstanding the foregoing, neither this offer nor any rights granted to Subscriber herein may be transferred or assigned by Subscriber.

     16. Notices. All notices to the Subscriber will be deemed given when mailed by first class mail, postage prepaid, to the address designated by Subscriber in the books and records of the Company.

     17. Governing Law. It is the intention of the Subscriber and the Company that the laws of the State of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     18. Changes Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     19. Survival of Representations and Warranties, Etc. Except as otherwise contemplated by Section 9 above, all representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Subscribers or on its behalf, and the sale and purchase of the Securities and the payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder and be subject to this Section 19; provided, however, that the parties hereto acknowledge and agree that nothing contained in a any writing delivered by the Company which by its terms or context can be reasonably be construed to be a budget, projection or forecast of future performance or events shall constitute a representation or warranty of the Company with respect thereto.

     Please indicate your agreement with the foregoing by executing the acceptance below.


                                     Very truly yours,


                                     LAKES GAMING, INC.


                                     By    Timothy Cope
                                        ------------------------------

                                      Its  Chief Financial Officer
                                         -----------------------------

                                   ACCEPTANCE

     This Subscription Agreement and Investment Letter of Lakes Gaming, Inc. is hereby accepted by Interactive Learning Group, Inc. as of June 25, 1999.

                                       INTERACTIVE LEARNING GROUP, INC.


                                       By: David C. Campbell
                                          ---------------------------------
                                           Its: Chief Executive Officer
                                               ----------------------------